ACCOUNTING SERVICES AGREEMENT


         THIS AGREEMENT, effective as of May 18, 2007, is made by and between FIFTH THIRD FUNDS, a Massachusetts business trust (the "Trust") and FIFTH THIRD ASSET MANAGEMENT, INC. an Ohio corporation ("FTAM").


         WITNESSETH THAT:

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to hire FTAM to serve as its accounting services agent, and FTAM is willing to act in such capacities upon the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the premises and of the mutual convenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


SECTION I

         1.01 APPOINTMENT.

         FTAM is hereby appointed to provide the Trust with certain accounting services, and FTAM accepts such appointment and agrees to provide such services under the terms and conditions set forth herein.

         FTAM may delegate some or all of its responsibilities under this Agreement and may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that FTAM shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and shall be responsible, to the extent provided in Section VIII and Section XI hereof, for all acts of such subcontractor as if such acts were its own. FTAM's services shall not be exclusive to the Trust, and FTAM may perform the same or similar services for other entities not affiliated with the Trust.

         1.02. GENERAL LEDGER.

         FTAM will maintain and keep current the general ledger for each series of the Trust, recording all income and expenses, capital share activity and security transactions of the Trust. FTAM will prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with the Security Valuation Procedures of the Trust.

         1.03. RECORDS AND REPORTS.

         FTAM will maintain such books and records as are necessary to enable it to perform its duties under this Agreement. FTAM will periodically provide reports to the Trust and its authorized agents regarding share purchases and redemptions and trial balances of the Funds. In addition, FTAM will prepare and maintain complete, accurate and current records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code (the "Code"), the 1940 Act and rules and regulations thereunder, and will preserve said records in the manner and for the periods prescribed in the Code, the 1940 Act and rules and regulations thereunder. The retention of such records shall be at the expense of the Trust. All of the records prepared and maintained by FTAM pursuant to this Section 1.03 which are required to be maintained by the Trust under the Code, the 1940 Act and rules and regulations thereunder will be the property of the Trust. In the event this Agreement is terminated, all such records shall be delivered to the Trust or to any person designated by the Trust at the Trust's expense, and FTAM shall be relieved of responsibility for the preparation and maintenance of any such records delivered to the Trust or any such person.

         1.04  PAYMENT OF THE TRUST'S EXPENSES.

         FTAM shall process each request received from the Trust or its authorized agents for payment of the Trust's expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, FTAM shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of FTAM and mailed to the appropriate party.

         1.05. COOPERATION WITH ACCOUNTANTS.

         FTAM shall cooperate with and assist the Trust's independent registered public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

         1.06. FORMS N-SAR AND N-CSR.

         FTAM shall maintain such records within its control and as shall be requested by the Trust to assist the Trust in fulfilling the requirements of Forms N-SAR and N-CSR.

SECTION II

         FEES AND CHARGES

         For performing its services under this Agreement, each series of the Trust shall pay FTAM a fee in accordance with the schedule attached hereto as Schedule A and shall reimburse FTAM for any out-of-pocket expenses and advances which are to be paid by the Trust in accordance with Section III of this Agreement. All fees and advances will be billed by FTAM at the end of each month. Payment by the Trust will be due within thirty business days of receipt of the invoice.

SECTION III

         EXPENSES

         FTAM shall furnish, at its expense and without cost to the Trust (i) the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement and (ii) use of data processing equipment. All costs and expenses not expressly assumed by FTAM under this
Section III shall be paid by the Trust, including, but not limited to costs and expenses for postage, envelopes, checks, drafts, continuous forms, reports, communications, statements and other materials, telephone, telegraph and remote transmission lines, use of outside mailing firms, necessary outside record storage, media for storage or records (e.g., microfilm, microfiche, computer tapes), printing, confirmations and any other shareholder correspondence and any and all assessments, taxes or levies assessed on FTAM for services provided under this Agreement.

SECTION IV

         ACCESS TO FTAM'S RECORDS

         FTAM shall arrange for the Trust and its authorized agents to have direct access with FTAM through a telecommunications system allowing the Trust and its authorized agents to place purchase, redemption and other transaction orders and providing access to distribution factors, yields and account balances. This arrangement shall be in effect during FTAM's normal business hours.

SECTION V

         COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

         Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by FTAM, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus and statement of additional information of the Trust, for complying with all applicable requirements of the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction.

SECTION VI

         CONFIDENTIALITY

         FTAM, on behalf of itself and its employees, agrees to keep confidential all records and other information relative to the Trust and its prior, present or potential shareholders, except (after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FTAM may be exposed to civil or criminal contempt proceedings for failure to comply) when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

SECTION VII

         EQUIPMENT FAILURES

         In the event of equipment failure beyond FTAM's control, FTAM shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. FTAM shall endeavor to enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.


SECTION VIII

         STANDARD OF CARE/INDEMNIFICATION

         8.01 STANDARD OF CARE.

         FTAM shall be held to a standard of reasonable care in carrying out the provisions of this Agreement; provided, however, that FTAM shall be held to any higher standard of care which would be imposed upon FTAM by any applicable law or regulation as if such standard of care was part of this Agreement.

         8.02 INDEMNIFICATION BY TRUST.

         FTAM shall not be responsible for, and the Trust shall indemnify and hold FTAM harmless against, any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liability arising out of or attributable to:

          (1) The Trust's refusal or failure to comply with the terms of this Agreement, or which arise out of the Trust's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Trust hereunder.

          (2) The reliance on or use by FTAM or its agents of subcontractors of information, records, and documents in proper form which

                      (a)    are received by FTAM or its agents or
                             subcontractors and furnished to it by or on behalf of the Trust, its shareholders, or investors regarding the purchase, redemption, or transfer of shares and shareholder account information, or

                      (b) have been prepared and/or maintained by the Trust or its affiliates or any other person or firm on behalf of the Trust.

          (3) The reliance on, or the carrying out by FTAM or its agents or subcontractors of instructions of the Trust.

          (4) The offer or sale of shares of the Trust in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such shares in such state.

         Provided, however, that FTAM shall not be protected by this Section
8.02 from liability for any act or omission resulting from FTAM's lack of good faith, negligence, willful misconduct, or failure to meet the standard of care set forth hereinabove.

         8.03 INDEMNIFICATION BY FTAM

         FTAM shall indemnify and hold the Trust harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liability arising out of or attributed to any action or failure or omission to act by FTAM as a result of FTAM's lack of good faith, negligence, willful misconduct, or failure to meet the standard of care set forth herein.

         8.04 RELIANCE.

         At any time FTAM may apply to any officer of the Trust for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by FTAM under this Agreement, and FTAM shall be indemnified by the Trust for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel provided such action is not in violation of applicable federal or state laws or regulations. FTAM, its agents and subcontractors shall be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any current or former transfer agent or registrar, or of a co-transfer agent or co-registrar.

         8.05 NOTIFICATION.

         In order that the indemnification provisions contained in this Section VIII shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

SECTION IX

         MAINTENANCE OF INSURANCE COVERAGE

         At all times during the term of this Agreement, FTAM shall maintain a Trust's Errors & Omissions insurance policy and Fidelity bond, both of which shall include coverage of FTAM's officers and employees. The scope of coverage shall be the same as the minimum required by the 1940 Act.

SECTION X

         TERMINATION

         Either party may terminate this Agreement on any date by giving the other party at least ninety (90) days prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Trust shall pay to FTAM, within five business days from the termination date, such compensation as may be due as of the date of such termination, and shall likewise reimburse FTAM for any out-of-pocket expenses and disbursements reasonably incurred by FTAM to such date. In the event that in connection with termination of this Agreement a successor to any of FTAM's duties or responsibilities under this Agreement is designated by the Trust by written notice to FTAM, FTAM shall, promptly upon such termination and at the expense of the Trust, transfer to such successor a certified list of the shareholders of the Trust (with name, address and tax identification number), a record of the accounts of such shareholders and the status thereof, and all other relevant books, records and other date established or maintained by FTAM under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTAM's cognizant personnel in the establishment of books, records and other data by such successor.

SECTION XI

         LIMITATION OF LIABILITY

         The term "Fifth Third Funds" means and refers to the trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the Trust property of the Trust. The execution and delivery of this Agreement have been duly authorized by the Trustees of the Trust and signed by an officer of the Trust.

SECTION XII

         NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust shall be 38 Fountain Square Plaza, Cincinnati, Ohio 45202, and the address of FTAM shall be 38 Fountain Square Plaza, Cincinnati, Ohio 45202.

SECTION XIII

         ASSIGNMENT

         FTAM may assign and transfer any and all obligations and duties under this Agreement to its agent(s) and the Trust shall deal with FTAM's agent(s) the same as if FTAM itself. FTAM shall remain responsible for all obligations and duties performed by agents of FTAM.

SECTION XIV

         MATTERS RELATING TO THE TRUST AS A MASSACHUSETTS BUSINESS TRUST

         This Agreement shall be governed by the laws of the state of Ohio. The names "Fifth Third Funds" and "Trustees of Fifth Third Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust dated as of September 15, 1988, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

SECTION XV

         MISCELLANEOUS

         Nothing in this Agreement shall prevent FTAM or any affiliated person (as defined in the 1940 Act) of FTAM from providing services for any other person, firm or corporation (including other investment companies); provided, however, that FTAM expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

         The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or other wise affect their construction or effect.

         In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing term.

         This Agreement shall be governed by the laws of the state of Ohio.

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, in any, by the United State Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



FIFTH THIRD FUNDS                        FIFTH THIRD ASSET MANAGEMENT, INC.



By: /s/ Matthew A. Ebersbach             By: /s/ E. K. Wirtz
    ------------------------                 ---------------

Name: Matthew A. Ebersbach               Name: E. K. Wirtz

Title: Vice President                    Title: President

                                                             DATED: MAY 18, 2007



                                   SCHEDULE A
                                     TO THE
                          ACCOUNTING SERVICES AGREEMENT
                            BETWEEN FIFTH THIRD FUNDS
                 AND FIFTH THIRD ASSET MANAGEMENT, INC. ("FTAM")

The following sets forth the list of Funds included and the compensation paid by the Funds to FTAM for its services under the Accounting Services Agreement:

I. FUNDS:

Fifth Third Government Money Market Fund
Fifth Third Prime Money Market Fund
Fifth Third Municipal Money Market Fund
Fifth Third U.S. Treasury Money Market Fund
Fifth Third Institutional Government Money Market Fund
Fifth Third Institutional Money Market Fund
Fifth Third Michigan Municipal Money Market Fund
Fifth Third Ohio Tax Exempt Money Market Fund
Fifth Third Quality Growth Fund
Fifth Third Disciplined Large Cap Value Fund
Fifth Third Dividend Growth Fund
Fifth Third Balanced Fund
Fifth Third Mid Cap Growth Fund
Fifth Third International Equity Fund
Fifth Third Technology Fund
Fifth Third Intermediate Bond Fund
Fifth Third High Yield Bond Fund
Fifth Third Bond Fund
Fifth Third U.S. Government Bond Fund
Fifth Third Intermediate Municipal Bond Fund
Fifth Third Ohio Municipal Bond Fund
Fifth Third Strategic Income Fund
Fifth Third Multi Cap Value Fund
Fifth Third Micro Cap Value Fund
Fifth Third Small Cap Growth Fund
Fifth Third Equity Index Fund
Fifth Third Large Cap Core Fund
Fifth Third Short Term Bond Fund
Fifth Third Michigan Municipal Bond Fund
Fifth Third Municipal Bond Fund
Fifth Third LifeModel Conservative FundSM

Fifth Third LifeModel Moderately Conservative FundSM
Fifth Third LifeModel Moderate FundSM
Fifth Third LifeModel Moderately Aggressive FundSM
Fifth Third LifeModel Aggressive FundSM
Fifth Third Small Cap Value Fund

         II. COMPENSATION:

Fund Accounting Fees (Per Fund Per Year)

          Assets                                             Fees

          Up to $500 million                                 0.020%
          Over $500 million and up to $1 billion             0.015%
          Over $1 billion                                    0.010%

         There shall be an annual fee of $10,000 per additional class of shares per Fund. The minimum annual fee per Fund shall be $30,000.

         In addition to the above Fund accounting fees, the Funds shall reimburse FTAM for certain out-of-pocket expenses, including pricing of portfolio securities.


FIFTH THIRD FUNDS                       FIFTH THIRD ASSET MANAGEMENT, INC.



By: /s/ Matthew A. Ebersbach            By: /s/ E. K. Wirtz
    ------------------------                ---------------

Name: Matthew A. Ebersbach              Name: E. K. Wirtz

Title: Vice President                   Title: President